Exhibit 10.10

STOCKHOLDER LOCKUP AGREEMENT

          THIS  AGREEMENT (the “Agreement”) is dated October 27, 2006 (the “Effective Date”), and is made by and between the entities and individuals whose names appear on the signature pages of this Agreement (collectively the “Stockholders” or individually a “Stockholder”) and Material Technologies, Inc., a Delaware corporation (the “Company”).

          The Stockholders are the holders of outstanding Shares of Common Stock and rights to acquire Common Stock of the Company (the “Shares”).  The Company is a publicly-held corporation.  The Stockholders and the Company wish to make special provisions for the relationships between and among the Stockholders and between themselves and the Company.  They have reached agreement about certain procedures about the transfer of Shares.  They believe that these provisions, as set forth in this Agreement, are necessary and desirable and serve the best interests of the Stockholders and the Company.  The Company and certain parties which have agreed to provide financial accommodations to the Company have required that the undersigned Stockholders enter into this Agreement.  In consideration of these premises and the mutual covenants expressed in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties agree as follows.

Section 1.  Share Transfer Restrictions

          Section 1.01.  Prohibition Against Any Transfers Except as Authorized in This Agreement.  Except as otherwise provided in Section 1.02 of this Agreement, an interest in the Shares of the Company may not be voluntarily or involuntarily transferred, assigned, hypothecated or sold, by operation of law or otherwise, by any Stockholder for a period of three years from the Effective Date of this Agreement.  Notwithstanding the foregoing, in the event the Company shall pay or convert in full its Class A Senior Secured Convertible Debentures, then this Agreement shall be terminated at the option of the Company.

          All Stockholders signing this Agreement shall be subject to the restrictions on the sale or transfer of their Common Stock regarding the Stockholders of the Company whether or not any other stockholder of the Company signed this Agreement.

          Section 1.02.  Exempted Transfers.  The prohibition in Section 1.01 shall not apply to a transfer of an interest in the Shares of the Company, with restrictive legends, so long as the transferee of such Shares agrees to be bound by this Agreement, and executes an Agreement substantially identical to this Agreement:  (i) to the Company; (ii) to any other holder of Shares; (iii) to members of a Stockholder’s immediate family, which immediate family for the purposes of this section shall mean a Stockholder’s spouse, parents, lineal descendants (including adopted children and stepchildren) and the spouse of any lineal descendant and brothers and sisters; (iv) to a trust treated as owned by a grantor who is a person listed in Section 1.02(iii) above under Sections 671-679 of the Internal Revenue Code,

(v) that has been approved in writing by the Company; (vi) to any executor or administrator upon the death of a Stockholder; or (vii) by merger or share exchange or an exchange of existing Shares for other Shares of the same or a different class or series in the Company; or (viii) the sale, transfer or pledge of Shares by a Stockholder to a bank or other financial institution or person for the purpose of obtaining funds to be loaned to the Company.  Notwithstanding anything contained herein to the contrary, an interest in the Shares of the Company may not be voluntarily or involuntarily transferred, by operation of law or otherwise, if such transfer would result in a violation of the Securities Act of 1933, as amended (the “Act”), as may be applicable.

          Notwithstanding the foregoing, after the Company has successfully raised at least $2.5 million in financing, the Stockholder may sell up to $2,500,000 worth of Shares in an arm’s length transaction with a third-party, at a discount of no more than fifty percent (50%) of the lowest closing bid price for the ten (10) prior trading days, without restriction and without the necessity of the buyer thereof becoming subject to this Agreement.

          Section 1.03.  Attempted Transfers in Violation of Share Transfer Restrictions.  An attempt to transfer an interest in the Shares of the Company in violation of Section 1 shall be void and the Company shall refuse to register the Shares in question in the name of the transferee on the books of the Company.  The Company shall place stop transfer instructions on the Shares in an effort to monitor compliance with this Agreement.

Section 2.  Miscellaneous

          Section 2.01.  Binding Effect.  This Agreement shall be binding upon the parties and their heirs, executors, administrators, successors, assigns and any other transferee and the spouse of any individual Stockholder.  Each transferee and the spouse each transferee shall sign the form in Exhibit A evidencing their consent to be bound by the terms of this Agreement as a prerequisite to registration of any Shares in the name of the transferee.  Failure to sign shall not, however, in any way prevent this Agreement from being binding on the transferee and the transferee’s spouse.

          Section 2.02.  Shares Covered by this Agreement.  This Agreement shall apply to all Shares that are now or hereafter registered in the Company’s records in the name of a Stockholder and to all Shares now or hereafter beneficially owned by a Stockholder pursuant to a trust under which the Stockholder is a beneficiary, other than shares purchased by a Stockholder in an open-market transaction through a broker/dealer, in a transaction that was not pre-arranged with another Stockholder that has executed an Agreement similar to this Agreement.  It shall also apply to any stock options and any warrants, stock conversion privileges or any other Share rights actually or beneficially now or hereafter owned by a Stockholder in the Company and all Shares or rights to Shares of any other corporation into which such Shares may be changed, or for which they may be exchanged, whether through reorganization recapitalization, stock split-up, combinations of Shares, merger or consolidation.  Any Shares acquired by means of stock options, warrants, conversion privilege or other right exercised subsequent to any sale pursuant to this Agreement shall be offered for sale at the same price and on the identical other terms as the Shares owned or previously owned by the Stockholder acquiring such Shares.

          Section 2.03.  Remedies.  Any controversy or claim arising out of or related to this Agreement or other documents or agreements between the Company and one or more of the Stockholders, or the governance of the Company shall be settled, except as may otherwise be provided herein, by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in a proceeding to be held in Los Angeles, California.  Any dispute as to whether a controversy or claim is subject to arbitration shall be submitted as part of the arbitration proceeding.  The arbitration shall be conducted by a single arbitrator selected by the American Arbitration Association.  The arbitrator shall take evidence directly from witnesses and documents as presented by the parties; all witnesses shall be made available for cross examination. The arbitrator shall render a written decision, stating his reason for it, and shall render an award within six months of the request for arbitration or fifteen days following the arbitration hearing, and such an award shall be final and binding upon both parties.  The award may include any legal or equitable relief that could be ordered by a court of general jurisdiction.  Judgment upon the award may be entered in any court of record of competent jurisdiction, or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the law of such jurisdiction may require or allow.

          Section 2.04.  Waiver.  A party’s failure to insist on compliance or enforcement of any provision of this Agreement, shall not effect the validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement by that party or any other party.

          Section 2.05.  Governing Law.  This Agreement shall in all respects be subject to, and governed by, the laws of the State of California.

          Section 2.06.  Severability.  The invalidity or unenforceability of any provision in this Agreement shall not in any way affect the validity or enforceability of any other provision and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been in the Agreement.

          Section 2.07.  Entire Agreement.  The parties expressly acknowledge that this Agreement, and the Company’s Articles of Incorporation, as amended, and its Bylaws, as amended, constitute the entire contract between the parties concerning the subject matter contained herein, and that unless otherwise provided in this Agreement, any other agreements or understandings, oral or written, of any nature concerning such matters are superseded and revoked.

          Section 2.08.  Amendment.  This Agreement shall not be modified or amended except by means of a writing signed by each Stockholder and one or more officers duly authorized to act on behalf of the Company.

          Section 2.09.  Termination.  This Agreement shall terminate upon the earlier of three years from the date hereof, or the date upon which the Company has repaid or converted in full all of its Class A Senior Secured Convertible Debentures (as may be extended, amended or modified at any time by the Company and the holder of the Debentures).

          Section 2.10.  Compliance with Securities Laws.

     (a)     Investment Representation.  Each Stockholder represents to all other Stockholders and to the Company that all Shares have been acquired for investment and not with a view to the sale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”); and that he, she or it has no present intention of selling or otherwise disposing of any of the Shares for their own account and no one else has or will have a beneficial ownership in any of his, her or its Shares; and that he, she or it has been advised that the Shares have not been registered with the Securities and Exchange Commission and may not be offered, sold or otherwise transferred except in compliance with the Securities Act.

     (b)     Restricted Securities; Legend Requirement.  Each Stockholder acknowledges and understands that the Shares are restricted, that they are being issued to him, her or it in a private transaction in reliance upon Regulation D under the Securities Act, and that the Shares have not been registered under the Act or the securities laws of any states in reliance on exemptions from the registration requirements of the Act and state securities laws.  The Shares are subject to restrictions on transferability and may not be transferred or resold except as permitted under the Securities Act and applicable state laws pursuant to registration or exemption therefrom.  In addition, this Agreement contains additional restrictions on the transferability of the Shares.  The Shares have not been approved or disapproved by the U. S. Securities and Exchange Commission or any other regulatory authority.  Each Stockholder further acknowledges and understands that each certificate evidencing the Shares will bear substantially the following legend:

“The Shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are “restricted securities” as that term is defined in Rule 144 under the Act.  The Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.  In addition, the rights and obligations of the holder of this Certificate, and the ability of the holder to transfer the Shares represented by this Certificate, are subject to the terms and conditions of a Stockholder Lock-Up Agreement, a copy of which can be obtained from the Company upon written request.”

     (c)     If the Board of Directors so requests, the Stockholder shall deliver an opinion of counsel satisfactory to the Company and its counsel, to the effect that the proposed transfer at such time will not violate the Securities Act or applicable state securities laws.

          Section 2.11.  Counterparts/Facsimile.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  A facsimile or other reproduction of this Agreement may be executed by one or more of the parties, and an executed copy of this Agreement may be delivered by one or more of the parties by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of, or on behalf of, such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of a party, the other parties agree to execute an original of this Agreement as well as any facsimile or other reproduction of this Agreement.

          Section 2.12.  Notices.  Any and all offers, acceptances, consents, waivers and other notices required by this Agreement shall be deemed to be sent or delivered when personally delivered to the recipient as follows:  in the case of the Company, at its registered office located at 11661 San Vicente Blvd., Suite 707, Los Angeles, California 90049, and in the case of a Stockholder or his, her or its successor in interest, at the Stockholder’s address appearing on the books of the Company or at such other address as may be designated by the Stockholder (or his, her or its successor in interest).  Any notice required to be made within a stated period of time shall be considered timely mailed if deposited before midnight of the last day of the stated period.

          Section 2.13.  “Days” Defined.  Any reference in this Agreement to “days” means all calendar days, exclusive of Saturdays, Sundays and days which are legal holidays under the laws of the State of California.

          Section 2.14.  References to Gender and Number Terms.  In construing this Agreement, feminine or neuter pronouns shall be substituted for those masculine in form and visa versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so requires.

          Section 2.15.  Headings.  The section headings in this Agreement are inserted for convenience only and are not part of the Agreement.

          Section 2.16.  References to the Internal Revenue Code and Other Statutes.

          Any reference to any other statute in this Agreement includes any amendment, replacement or recodification of such statute.

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          IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement as of the Effective Date.

COMPANY:                                                   Material Technologies, Inc.

                                                                        By:  /s/ Robert M. Bernstein
                                                                        Robert M. Bernstein, Chairman and CEO

STOCKHOLDER:
                                                                        Entity:

                                                                        By:

                                                                        Printed Name:

SPOUSAL CONSENT

          Each of the undersigned, being the spouse of a Stockholder who has signed this Agreement, hereby acknowledges that he or she has read and is familiar with its provisions and agrees to be bound thereby and to join therein to the extent, if any, that his or her joinder may be necessary.  The undersigned hereby agrees that his or her spouse may join in any future amendment or modification of this Agreement without any further signature, acknowledgment, agreement or consent on his or her part; and further agrees that any interest which he or she may have in the Shares of stock in the Company owned directly or beneficially by his or her spouse shall be subject to the provisions of this Agreement.

By:____________________________________________

Printed Name:____________________________________

EXHIBIT A

           Signatures by Transferees and Spouses of Transferees

          A. Transferees.  The undersigned, as a transferee of Shares of the Company pursuant to the Stockholder Agreement dated October 27, 2006, hereby acknowledges and agrees that he or she has read and is familiar with this Agreement and that he and his heirs, executors, administrators, successors, assigns and any other transferee of any interest in the Company’s Shares actually or beneficially owned by him or her are bound by all of its provisions.

Name of Transferee:___________________________________

Printed Name:________________________________________

Date of Transfer:______________________________________

          B. Spouses of Transferees.  Each of the undersigned, being the spouse of a  who has signed Paragraph A of this Exhibit A, hereby acknowledges that he or she has read and is familiar with the provisions of the Stockholder Agreement dated October 27, 2006, and agrees to be bound thereby and to join therein to the extent, if any, that his or her joinder may be necessary.  The undersigned hereby agrees that his or her spouse may join in any future amendment or modification of this Agreement without any future signature, acknowledgment agreement or consent on his or her part; and further agrees that any interest which he or she may have in the Shares of stock in the Company owned directly or beneficially by his or her spouse shall be subject to the provisions of this Agreement.

Name of Spouse:______________________________

Printed Name:________________________________

Date:_______________________________________